Exhibit 99.1

Insperity Announces Strong Third Quarter Results
HOUSTON – October 31, 2022 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended September 30, 2022. Insperity will be hosting a conference call today at 10:00 a.m. ET to discuss these results and our updated 2022 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q3 average number of WSEEs paid and revenues up 18% and 19%, respectively
•Q3 net income and diluted EPS of $37.7 million and $0.98, respectively
•Q3 adjusted EBITDA up 33% to $79.8 million and adjusted EPS up 38% to $1.23
•YTD average number of WSEEs paid and revenues up 19% and 21%, respectively
•YTD net income and diluted EPS of $141.2 million and $3.66, respectively
•YTD adjusted EBITDA up 22% to $273.4 million and adjusted EPS up 21% to $4.38
Third Quarter Results
For the third quarter of 2022, reported net income and diluted earnings per share (“EPS”) were $37.7 million and $0.98, respectively. Adjusted EPS increased 38.2% over the third quarter of 2021 to $1.23. Adjusted EBITDA increased 32.7% to $79.8 million.
The average number of worksite employees (“WSEEs”) paid per month increased 17.8% over Q3 2021 to 303,347 WSEEs. WSEEs paid from new client sales improved over Q3 2021 and client retention remained strong, averaging 99% per month for the quarter. The net gain in our client base continued, although at expected lower levels than Q3 2021, a period when many clients were rehiring employees as the pandemic conditions improved. Revenues in Q3 2022 increased 19.0% to $1.4 billion on the 17.8% increase in paid WSEEs. Revenue per WSEE was up 1.0% as overall pricing was managed to targeted levels given the current inflationary environment, partially offset by a client and worksite employee mix change.
“We are pleased to report continuing strong growth and profitability this quarter and year to date driven by a combination of strong demand for our services and excellent execution by our Insperity employees,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “We have successfully launched our fall selling and retention campaign, and are focused on finishing an excellent first year of our five year plan and achieving a strong start to 2023.”

Gross profit increased 23.2% over Q3 2021 to $244.6 million on the 17.8% increase in paid WSEEs and a 4.7% increase in gross profit per WSEE per month. Benefits costs were better than expected, driven by lower utilization, including COVID related costs. Gross profit contribution from our workers’ compensation program improved over Q3 2021, further driving the increase in gross profit per WSEE per month.

Operating expenses increased 20.8% over Q3 2021 on the 23.2% increase in gross profit. Operating spend included continued investment in our service personnel given our high growth and a focus on hiring and retention in the current tight labor market. Other Q3 2022 personnel costs included a higher incentive compensation accrual tied to our outperformance. Travel and event costs also increased over Q3 2021, which was more restrictive under the pandemic conditions.

Year-to-Date Results
Revenues for the first nine months of 2022 increased 20.8% to $4.4 billion on an 18.9% increase in paid WSEEs and a 1.7% increase in revenue per WSEE. Gross profit for the first nine months of 2022 increased 18.6% to $770.2 million. Operating expenses increased 16.3% to $570.8 million compared to the 2021 period.
For the nine months ended September 30, 2022, reported net income and diluted EPS were $141.2 million and $3.66, respectively. Adjusted EPS increased 21.0% compared to the first nine months of 2021 to $4.38. Adjusted EBITDA increased 21.8% compared to the first nine months of 2021 to $273.4 million.
Net income per WSEE per month increased 3.8% to $54 in the 2022 period from $52 in the 2021 period. Adjusted EBITDA per WSEE per month was $104 in the 2022 period compared to $102 in the 2021 period.
Gross profit and earnings comparisons are impacted by the non-recurrence of $16.8 million in federal payroll tax refunds received in 2021 related to prior years.

Cash outlays in the first nine months of 2022 included the repurchase of approximately 679,000 shares of stock at a cost of $63.4 million, dividends totaling $56.9 million and capital expenditures of $16.4 million. Adjusted cash totaled $239 million at September 30, 2022 and $280 million is available under our recently expanded $650 million credit facility.
“In spite of the lingering pandemic conditions and the recent economic uncertainty, we have been able to achieve over a 20% increase in Adjusted EBITDA and Adjusted EPS over the first three quarters of this year,” said Douglas S. Sharp, Insperity executive vice president of finance, chief financial officer and treasurer. “While some uncertainty surrounding these factors continues to exist, we remain focused on taking advantage of the ongoing market opportunity and executing our long-term plan as we head into 2023.”

2022 Guidance
The company also announced its updated guidance for 2022, including the fourth quarter of 2022. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2022			Full Year 2022

Average WSEEs paid	308,000	—	310,700	295,100	—	295,800
Year-over-year increase	14.5%	—	15.5%	17.7%	—	18.0%

Adjusted EPS	$0.87	—	$0.98	$5.23	—	$5.37
Year-over-year increase	156%	—	188%	32%	—	36%

Adjusted EBITDA (in millions)	$62	—	$68	$335	—	$342
Year-over-year increase	104%	—	124%	31%	—	34%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.

Conference Call and Webcast
Insperity will be hosting a conference call today at 10:00 a.m. ET to discuss these results, and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 274789. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, with pass code 46882, for one week after the call. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2021 revenues of $5.0 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;

•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2022	December 31, 2021

Assets
Cash and cash equivalents	$562,143	$575,812
Restricted cash	51,829	46,929
Marketable securities	34,493	31,791
Accounts receivable, net	558,700	513,306
Prepaid insurance	30,368	11,285
Other current assets	51,473	53,312
Income taxes receivable	—	12,413
Total current assets	1,289,006	1,244,848
Property and equipment, net	196,601	210,723
Right of use leased assets	56,626	62,830
Prepaid health insurance	9,000	9,000
Deposits	186,914	192,927
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	748	4,892
Other assets	29,904	15,158
Total assets	$1,781,506	$1,753,085

Liabilities and stockholders' equity
Accounts payable	$5,466	$6,412
Payroll taxes and other payroll deductions payable	352,129	467,892
Accrued worksite employee payroll cost	494,986	409,653
Accrued health insurance costs	64,858	50,001
Accrued workers’ compensation costs	57,023	50,534
Accrued corporate payroll and commissions	81,278	74,778
Other accrued liabilities	65,053	69,303
Income taxes payable	455	—
Total current liabilities	1,121,248	1,128,573
Accrued workers’ compensation costs, net of current	174,664	192,694
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	55,691	64,192
Total noncurrent liabilities	599,755	626,286
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	139,370	109,179
Treasury stock, at cost	(716,046)	(665,089)
Retained earnings	636,624	553,581
Total stockholders’ equity (deficit)	60,503	(1,774)
Total liabilities and stockholders’ equity	$1,781,506	$1,753,085

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Operating results:
Revenues(1)	$1,439,160	$1,209,628	19.0%	$4,449,104	$3,681,834	20.8%
Payroll taxes, benefits and workers’ compensation costs	1,194,607	1,011,149	18.1%	3,678,909	3,032,356	21.3%
Gross profit	244,553	198,479	23.2%	770,195	649,478	18.6%
Salaries, wages and payroll taxes	109,525	89,232	22.7%	323,486	286,669	12.8%
Stock-based compensation	13,341	10,362	28.7%	38,818	35,965	7.9%
Commissions	11,068	8,724	26.9%	32,121	24,694	30.1%
Advertising	9,790	9,507	3.0%	30,812	23,804	29.4%
General and administrative expenses	38,115	31,134	22.4%	115,215	91,981	25.3%
Depreciation and amortization	10,083	9,917	1.7%	30,367	27,715	9.6%
Total operating expenses	191,922	158,876	20.8%	570,819	490,828	16.3%
Operating income	52,631	39,603	32.9%	199,376	158,650	25.7%
Other income (expense):
Interest income	2,808	251	1,018.7%	3,901	2,230	74.9%
Interest expense	(4,082)	(1,963)	107.9%	(8,698)	(5,537)	57.1%
Income before income tax expense	51,357	37,891	35.5%	194,579	155,343	25.3%
Income tax expense	13,688	10,595	29.2%	53,427	40,971	30.4%
Net income	$37,669	$27,296	38.0%	$141,152	$114,372	23.4%
Less distributed and undistributed earnings allocated to participating securities	—	(39)	(100.0)%	(27)	(219)	(87.7)%
Net income allocated to common shares	$37,669	$27,257	38.2%	$141,125	$114,153	23.6%

Net income per share of common stock
Basic	$0.99	$0.71	39.4%	$3.70	$2.97	24.6%
Diluted	$0.98	$0.70	40.0%	$3.66	$2.94	24.5%
 ____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Gross billings	$9,528,695	$7,994,006	$29,111,243	$23,682,279
Less: WSEE payroll cost	8,089,535	6,784,378	24,662,139	20,000,445
Revenues	$1,439,160	$1,209,628	$4,449,104	$3,681,834

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change

Average WSEEs paid	303,347	257,560	17.8%	290,838	244,667	18.9%
Statistical data (per WSEE per month):
Revenues(1)	$1,581	$1,565	1.0%	$1,700	$1,672	1.7%
Gross profit	269	257	4.7%	294	295	(0.3)%
Operating expenses	211	206	2.4%	218	223	(2.2)%
Operating income	58	51	13.7%	76	72	5.6%
Net income	41	35	17.1%	54	52	3.8%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2022	2021	2022	2021
Gross billings	$10,470	$10,346	$11,122	$10,755
Less: WSEE payroll cost	8,889	8,781	9,422	9,083
Revenues	$1,581	$1,565	$1,700	$1,672

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2022		2021		2022		2021
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$8,089,535	$8,889	$6,784,378	$8,781	$24,662,139	$9,422	$20,000,445	$9,083
Less: Bonus payroll cost	583,703	641	726,187	940	3,236,059	1,236	2,942,817	1,337
Non-bonus payroll cost	$7,505,832	$8,248	$6,058,191	$7,841	$21,426,080	$8,186	$17,057,628	$7,746
% Change period over period	23.9%	5.2%	18.2%	6.4%	25.6%	5.7%	12.3%	6.7%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	September 30, 2022	December 31, 2021

Cash, cash equivalents and marketable securities	$596,636	$607,603
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	321,930	424,800
Client prepayments	35,794	20,054
Adjusted cash, cash equivalents and marketable securities	$238,912	$162,749

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$37,669	$41	$27,296	$35	$141,152	$54	$114,372	$52
Income tax expense	13,688	15	10,595	14	53,427	20	40,971	19
Interest expense	4,082	4	1,963	3	8,698	3	5,537	3
Amortization of SaaS implementation costs	948	1	—	—	948	—	—	—
Depreciation and amortization	10,083	12	9,917	12	30,367	13	27,715	12
EBITDA	66,470	73	49,771	64	234,592	90	188,595	86
Stock-based compensation	13,341	15	10,362	14	38,818	14	35,965	16
Adjusted EBITDA	$79,811	$88	$60,133	$78	$273,410	$104	$224,560	$102
% Change period over period	32.7%	12.8%	4.5%	(6.0)%	21.8%	2.0%	(10.5)%	(15.0)%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Net income	$37,669	$27,296	$141,152	$114,372
Non-GAAP adjustments:
Stock-based compensation	13,341	10,362	38,818	35,965
Total non-GAAP adjustments	13,341	10,362	38,818	35,965
Tax effect	(3,590)	(2,865)	(10,659)	(9,486)
Total non-GAAP adjustments, net	9,751	7,497	28,159	26,479
Adjusted net income	$47,420	$34,793	$169,311	$140,851
% Change period over period	36.3%	(1.7)%	20.2%	(13.0)%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Diluted EPS	$0.98	$0.70	$3.66	$2.94
Non-GAAP adjustments:
Stock-based compensation	0.35	0.27	1.01	0.92
Total non-GAAP adjustments	0.35	0.27	1.01	0.92
Tax effect	(0.10)	(0.08)	(0.29)	(0.24)
Total non-GAAP adjustments, net	$0.25	$0.19	$0.72	$0.68
Adjusted EPS	$1.23	$0.89	$4.38	$3.62
% Change period over period	38.2%	(2.2)%	21.0%	(12.8)%

Following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2022 guidance:

(in millions, except per share amounts)	Q4 2022 Guidance	Full Year 2022 Guidance

Net income	$26 - $30	$166 - $171
Income tax expense	9 - 11	63 - 65
Interest expense	5	13
Amortization of SaaS implementation costs	1	2
Depreciation and amortization	11	41
EBITDA	52 - 58	285 - 292
Stock-based compensation	10	50
Adjusted EBITDA	$62 - $68	$335 - $342

Diluted net income per share of common stock	$0.68 - $0.79	$4.28 - $4.42
Non-GAAP adjustments:
Stock-based compensation	0.26	1.30
Tax effect	(0.07)	(0.35)
Total non-GAAP adjustments, net	0.19	0.95
Adjusted EPS	$0.87 - $0.98	$5.23 - $5.37
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